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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 21, 2003


                              CENTRAL BANCORP, INC.
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             (Exact Name Of Registrant As Specified In Its Charter)


       MASSACHUSETTS                    0-25251                  04-3447594
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(State Or Other Jurisdiction          (Commission              (IRS Employer
      Of Incorporation)               File Number)           Identification No.)



        399 HIGHLAND AVENUE, SOMERVILLE, MASSACHUSETTS         02144
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       (Address Of Principal Executive Offices)              (Zip code)


       Registrant's telephone number, including area code: (617) 628-4000
                                                           --------------





                                 NOT APPLICABLE
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          (Former Name Or Former Address, If Changed Since Last Report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE
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     Central Bancorp,  Inc. (the "Company") has filed an action in federal court in Boston asserting claims for declaratory relief under Mass. General Laws Chapter 156B Section 65 and for injunctive relief under Section 13(d) of the Securities Exchange Act of 1934 arising out of the review by a Special Committee of the Company's board of directors of a block trade in Central Bancorp, Inc. shares and related activity of PL Capital, Joseph Stilwell, Lawrence Seidman, and their related entities, and Robert Reichenbach, and whether those persons and/or entities complied with the Company's Shareholder Rights Agreement. Subsequently filed actions by PL Capital and Seidman in state court have been stayed in light of the federal action. Trial is expected in federal court in May.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        CENTRAL BANCORP, INC.



Date:  February 24, 2003                By:/s/ John D. Doherty
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                                           John D. Doherty
                                           President and Chief Executive Officer